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                                                     EXHIBIT 4.12
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                        UNC INCORPORATED

                  9 1/8% Senior Notes Due 2003







                  FOURTH SUPPLEMENTAL INDENTURE
                    Dated as of May 30, 1996



                     Supplement to Indenture
                    Dated as of July 15, 1993






                         Chemical Bank,
                             Trustee






___________________________________________________________________
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     FOURTH SUPPLEMENTAL INDENTURE, dated as of May 30, 1996, among
UNC INCORPORATED, a Delaware corporation (the "Company"), the corporations identified as Guarantors on the signature pages hereto (each a "Guarantor" and collectively the "Guarantors") and CHEMICAL BANK, a banking corporation duly organized and existing under the laws of the State of New York, successor to Continental Bank, National Association, as Trustee (the "Trustee").

     WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture dated as of July 15, 1993 (as amended by the First Supplemental Indenture, dated as of August 14, 1993, the Second Supplemental Indenture, dated as of November 5, 1993 and the Third Supplemental Indenture, dated as of May 15, 1996, the "Indenture"), providing for the issuance by the Company of its 9-1/8% Senior Notes due 2003 (the "Notes") and the related guarantees of the Guarantors (the "Guarantees") (the Notes and the Guarantees are sometimes collectively referred to herein as the "Securities");

     WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may, with the consent of the Holders of a majority in principal amount of the Securities, amend the Indenture in certain respects;

     WHEREAS, on February 2, 1996, the Company commenced a solicitation of consents (the "Consent Solicitation") of Holders of the Securities to amendments to the Indenture (the "Amendments") that will revise certain provisions of Sections 4.05 and 4.06 of the Indenture;

     WHEREAS, on the date hereof, pursuant to the Consent
Solicitation, consents to the Amendments have been received by the Company from Holders of a majority in principal amount of the Securities outstanding as of the date hereof;

     WHEREAS, Section 9.01(4) of the Indenture provides that the Company may amend the Indenture to add guarantees with respect to the Notes and any other Obligations without notice to or consent of any Securityholder;

     WHEREAS, in accordance with Section 10.5 of the Indenture, the Company, as beneficial owner of all the outstanding capital stock of UNC/CFC Acquisition Co. ("Acquisition Co."), wishes to provide for the greater security of the Holders of the Securities by causing Acquisition Co. to guarantee the due and punctual payment
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of the principal of, premium, if any, and interest, if any, on the
Notes and any other Obligations;

     WHEREAS, Acquisition Co. is duly authorized to so guarantee the Obligations and to enter into, execute and deliver this Fourth Supplemental Indenture;

     WHEREAS, the Company deems it advisable and not materially adverse to the rights of any Securityholder to amend and supplement the Indenture as provided in this Fourth Supplemental Indenture;
and

     WHEREAS, the Company, the Guarantors, and the Trustee have done all things necessary under the Indenture to enter into this Fourth Supplemental Indenture and Acquisition Co. and the Company have done all things necessary to make the guarantee herein the valued obligation of Acquisition Co., in accordance with its terms.

     NOW, THEREFORE, in consideration of the premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of Securities as follows:

                            ARTICLE I
                           Amendments

     SECTION 1.01. Section 4.05(a)(2) of the Indenture is hereby deleted in its entirety and the following inserted in place thereof:
          (2)  Indebtedness of the Company at any time
     outstanding under the Revolving Credit Facility not to exceed $110 million outstanding at any one time;

     SECTION 1.02. Section 4.05(a)(4) of the Indenture is hereby deleted in its entirety and the following inserted in place thereof:

          (4)  Indebtedness of the Company (guaranteed by the
     Subsidiaries on the same basis as the Securities) in an
     aggregate principal amount not to exceed $125 million
     issued contemporaneously with and to finance the
     acquisition of assets of Garrett Aviation Services
     ("Garrett") pursuant to an Asset Purchase Agreement,
     dated January 15, 1996, as the same may from time to time
     be amended; provided that such Indebtedness (including
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     the Subsidiaries' guarantees thereof) is subordinated in right of payment to the Securities;

     SECTION 1.03. Section 4.05(a)(10) of the Indenture is hereby deleted in its entirety and the following inserted in place thereof:
          (10)  Indebtedness of the Company and the
     Subsidiaries, all of the net proceeds, if any, of which (after reasonable fees, expenses and costs, related to the incurrence of such Indebtedness) are applied entirely to repay or to refund outstanding Indebtedness permitted under clauses (1), (2), (3), (4) and (9) above and this clause (10) and any extensions or renewals of outstanding Indebtedness under clauses (2), (3), (4) and (9) and this clause (10) ("Refinancing Indebtedness"); provided, however, that (A) the maximum principal amount of the Refinancing Indebtedness permitted under this paragraph
     (10) shall not exceed the maximum principal amount outstanding (or, in the case of clause (2) above, available) and accrued interest of the Indebtedness to be repaid, refunded or refinanced plus the amount of reasonable fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, (B) the maturity of the Refinancing Indebtedness shall not be earlier than the maturity of the Indebtedness being so extended, renewed, refunded or refinanced, and (C) with respect to any Refinancing Indebtedness which refinances Indebtedness permitted under clause (3) or (4) above, the Refinancing Indebtedness is subordinate in right of payment to the Securities to the same extent as the Indebtedness being so extended, renewed, refunded or refinanced. Notwithstanding anything in the foregoing to the contrary, the Company will not permit any Subsidiary to, directly or indirectly, create, incur, issue, assume or guarantee directly or indirectly any Indebtedness except for Indebtedness permitted by clauses (1), (2),
     (4), (5), (7) and (8), Indebtedness permitted by paragraph (9) to the extent incurred in connection with an acquisition and Refinancing Indebtedness of Indebtedness permitted by any of such clauses subject to clauses (A) through (C) of the proviso of this clause
     (10).

     SECTION 1.04. Section 4.06(a)(3) of the Indenture is hereby deleted in its entirety and the following inserted in place
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thereof:
          (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made after the date hereof, exceeds the sum of (x) 50% of the amount of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first quarter immediately after the date of this Indenture to the end of the Company's most recently ended quarter at the time of such Restricted Payment (or, if Consolidated Net Income for such period is negative, 100% of such accumulated amount) plus (y) 100% of the aggregate net cash proceeds received by the Company from the issue or sale after the date of this Indenture of capital stock of the Company (other than Redeemable
     Capital Stock or Exchangeable Stock and other than capital stock issued or sold to a Subsidiary of the Company) or any Indebtedness or other security convertible into or exercisable for any such capital stock (other than Redeemable Capital Stock or
     Exchangeable Stock) that has been so converted or exercised (the sum of (x) and (y) hereinafter referred to as the "Earned Amount"); provided, however, that if the amount of Investments made pursuant to clause (v) in paragraph (b) below exceeds $5 million, the Company may not, and may not permit any Subsidiary to, make any Restricted Payment (other than (i) dividends on the Company's Series B Senior Cumulative Convertible
     Preferred Stock, par value $1.00 per share, and the Company's Series C Senior Cumulative Preferred Stock, par value $1.00 per share, in an aggregate amount not to exceed $2.125 million in any fiscal year and (ii) other Restricted Payments in the discretion of the Company in an aggregate amount not to exceed $1 million in any fiscal year) unless the Earned Amount (less Restricted Payments made to such date) equals the amount of Investments made pursuant to clause (v) in paragraph (b) below in excess of $5 million.

     SECTION 1.05. Section 4.06(b) of the Indenture is hereby deleted in its entirety and the following inserted in place thereof:
          (b)  Notwithstanding anything to the contrary
     contained herein, the provisions of this Section 4.06
     shall not prohibit the following (none of which will,
     unless otherwise indicated, be deemed Restricted Payments
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     for purposes of reducing the amount that would be available for Restricted Payments under clause (3) of paragraph (a) above):

               (i)  the payment of cash dividends on the
          Company's Series B Senior Cumulative
          Convertible Preferred Stock, par value $1.00 per share, and the Company's Series C Senior
          Cumulative Preferred Stock, par value $1.00 per share, in an aggregate amount not to exceed $2.125 million in any fiscal year, provided, however, that such express permission will terminate as of the end of the fiscal quarter during which the Earned Amount first equals $10 million;

               (ii)  the payment of other Restricted
          Payments in the discretion of the Company in an aggregate amount not to exceed $1 million in any fiscal year, provided, however, that such express permission will terminate as of the end of the fiscal quarter during which the Earned Amount first equals $10 million;

               (iii)  the retirement of any shares of
          the Company's capital stock in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of the Company's capital stock; provided that the retirement of any shares of capital stock out of the net cash proceeds of the substantially concurrent sale of other shares of the Company's capital stock pursuant to this clause (iii) shall reduce the amount that would otherwise be available for Restricted
          Payments under clause (3) of paragraph (a) above;

               (iv)  repurchases and redemptions of the
          Convertible Subordinated Debentures required
          pursuant to or to be applied to the mandatory
          redemption provisions of the Convertible
          Subordinated Debentures as in effect on the
          date of this Indenture (other than the first
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          such mandatory redemption); provided that any such
          redemption or repurchase is consummated during the 12-month period immediately preceding the date on which the next such redemption or repurchase becomes mandatory;

               (v)  Investments in Affiliates in an
          aggregate amount up to $20 million; or

               (vi)  the Permitted Joint Venture.


                           ARTICLE II
                     Unconditional Guarantee

     SECTION 2.01. For value received, Acquisition Co. jointly and severally with the Guarantors, hereby fully, unconditionally and absolutely guarantees to the Holders and to the Trustee, the complete and punctual payment and performance by the Company of the Obligations, and further agrees to pay any and all expenses (including, without limitation, fees and disbursements of counsel) which may be paid or incurred by the Trustee or the Holders in enforcing their rights under the Guarantees all in accordance with the terms of the Securities and of the Indenture.

     SECTION 2.02. Each of Acquisition Co. and the Company hereby agrees to be bound by each of the terms of the Indenture that apply to the Guarantors and the Company Guarantee to the same extent as if Acquisition Co. was a party to, and named as a Guarantor in, the Indenture on the date thereof.

     SECTION 2.03. No references herein to the Indenture and no provision of this Fourth Supplemental Indenture or of the Indenture shall alter or impair the guarantee of Acquisition Co., which is absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest, if any, on any Security.

     SECTION 2.04. The term "Guarantor" is hereby amended to include Acquisition Co.


                           ARTICLE III
                      Appointment of Agent

     SECTION 3.01.  Acquisition Co. hereby constitutes and appoints
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the Company, with power of substitution, its true and lawful attorney-in-fact with full power to execute and deliver on its behalf, and in its capacity as a Guarantor of the Notes, any and all amendments to or supplements of the Indenture and any other agreements reasonably necessary or desirable for the following purposes:

        (i) to cure any ambiguity, omission, defect or inconsistency;

       (ii)    to comply with Article 5;

      (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in the manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended;

       (iv)    to add guarantees with respect to the
     Securities;

        (v) to add to the covenant of the Company of or the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

       (vi) to reflect the release of any Guarantor from its Guaranty, or the addition of any Subsidiary of the Company as a Guarantor, in the manner provided by the Indenture;

      (vii) to comply with the requirements of the SEC in connection with the qualifying of the Indenture under the TIA; or

     (viii) to make any change that does not adversely effect the rights of any Securityholder.

     SECTION 3.02. Any action taken by the Company on behalf of Acquisition Co. in accordance with the provisions of Section 2.01 shall be binding upon Acquisition Co. to the same extent as if it had taken such action on its own.

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                           ARTICLE IV
                          Miscellaneous

     SECTION 4.01. Except as hereby expressly modified, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     SECTION 4.02. The Trustee shall have no responsibility for the recitals in this Fourth Supplemental Indenture or for the validity or the sufficiency of this Fourth Supplemental Indenture. The Trustee accepts the trust created by this Fourth Supplemental Indenture upon the terms and subject to the conditions of the Indenture.

     SECTION 4.03. Any notices or demands hereafter required or permitted by the Indenture to be given to or served upon any Guarantor or the Corporation shall be given to or served upon the Guarantor or the Corporation, as the case may be, at 175 Admiral Cochrane Drive, Annapolis, Maryland 21401-7394, Attention:
Treasurer.

     SECTION 4.04. Any notices or demands hereafter required or permitted by the Indenture to be given to or served upon the Trustee shall be given to or served upon the Trustee at Chemical Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001,
Attention:  Corporate Trustee Administration Department.

     SECTION 4.05. Capitalized terms used herein which are not defined herein shall have the meanings specified in the Indenture.

     SECTION 4.06. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

     SECTION 4.07. This Fourth Supplemental Indenture shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the day and year first above written.
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                                   UNC INCORPORATED

                                   By:___________________________
                                      Name:
                                      Title:

                                   CHEMICAL BANK, as Trustee

                                   By:___________________________
                                      Name:
                                      Title:

                                   THE GUARANTORS:

                                   UNC/CFC ACQUISITION CO.

                                   By:___________________________
                                      Name:
                                      Title:

                                   UNC ALL FAB, INC.
                                   UNC METCALF SERVICING, INC.
                                   UNC TRI-INDUSTRIES, INC.
                                   UNC PACIFIC AIRMOTIVE CORPORATION,
                                     INC.
                                   UNC ARDCO INCORPORATED
                                   UNC ENGINE & ENGINE PARTS, INC.
                                   UNC TEXAS CAMCO INCORPORATED
                                   UNC AIRWORK CORPORATION
                                   UNC AVIATION SERVICES, INC.
                                   UNC ACCESSORY OVERHAUL GROUP, INC.
                                   UNC ARTEX, INC.
                                   UNC CAMCO INCORPORATED
                                   UNC HOLDINGS INC.
                                   UNC/LEAR SERVICES, INC.
                                   UNC JOHNSON TECHNOLOGY, INC.
                                   UNC PARTS COMPANY

                                   By:  UNC Incorporated, as Agent

                                        By:___________________________
                                           Name:
                                           Title:
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